      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2004

                                                     REGISTRATION NO. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                            LAKES ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                            41-1913991
(State or other jurisdiction of     130 Cheshire Lane        (I.R.S. Employer
Incorporation or organization)  Minnetonka, Minnesota 55305 Identification No.)
                            Telephone (952) 449-9092
                        -------------------------------
                    (Address of principal executive offices)

                         -------------------------------

                     1998 STOCK OPTION AND COMPENSATION PLAN
                         1998 DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plans)

                         -------------------------------

                                 Timothy J. Cope
           President, Chief Financial Officer, Treasurer and Secretary
                            Lakes Entertainment, Inc.
                                130 Cheshire Lane
                           Minnetonka, Minnesota 55305
                            Telephone (952) 449-9092
                     (Name and address of agent for service)

                                    Copy to:

                            Martin R. Rosenbaum, Esq.
                       Maslon Edelman Borman & Brand, LLP
                             3300 Wells Fargo Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 672-8200
                            Facsimile: (612) 642-8326

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED                PROPOSED
                                                 MAXIMUM                MAXIMUM
                TITLE OF                      AMOUNT TO BE          OFFERING PRICE         AGGREGATE               AMOUNT OF
        SECURITIES TO BE REGISTERED           REGISTERED (1)         PER SHARE (2)   OFFERING PRICE (2)(3)    REGISTRATION FEE (3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           5,500,000            $14.69            $30,849,000            $3,908.57

(1) Includes 5,000,000 shares offered pursuant to the 1998 Stock Option and Compensation Plan; and 500,000 shares offered pursuant to the 1998 Director Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high prices of the Registrant's Common Stock on June 16, 2004, as reported on the Nasdaq National Market.

(3) Registration fees are being paid with respect to an aggregate of 2,000,000 shares under the 1998 Stock Option and Compensation Plan and 100,000 shares under the 1998 Director Stock Option Plan. Registration fees were previously paid with respect to 3,000,000 shares under the 1998 Stock Option and Compensation Plan that were registered on Form S-8 (No. 333-77249) filed April 28, 1999 (this registration statement initially covered 1,500,000 shares and was adjusted to reflect an additional 1,500,000 shares deemed registered pursuant to Rule 416 as a result of a two-for-one stock split effective May 3, 2004). Registration fees were previously paid with respect to 400,000 shares under the 1998 Director Stock Option Plan that were registered on Form S-8 (No. 333-77247) filed April 28, 1999 (this registration statement initially covered 200,000 shares and was adjusted to reflect an additional 200,000 shares deemed registered pursuant to Rule 416 as a result of a two-for-one stock split effective May 3, 2004). In connection with this filing, the fee is being paid only with respect to the 2,000,000 shares being registered hereby under the 1998 Stock Option and Compensation Plan and 100,000 shares being registered hereby under the 1998 Director Stock Option Plan.

                          INCORPORATION OF CONTENTS OF
                      REGISTRATION STATEMENTS BY REFERENCE

      A Registration Statement on Form S-8 (File No. 333-77249) was filed with the Securities and Exchange Commission on April 28, 1999 covering the registration of 1,500,000 shares initially authorized for issuance under the Company's 1998 Stock Option and Compensation Plan (the "Employee Plan") and an additional 1,500,000 shares were deemed registered pursuant to Rule 416 as a result of two-for-one stock split effective May 3, 2004. Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares authorized under the Employee Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement.

      A Registration Statement on Form S-8 (File No. 333-77247) was filed with the Securities and Exchange Commission on April 28, 1999 covering the registration of 200,000 shares initially authorized for issuance under the Company's 1998 Director Stock Option Plan (the "Director Plan") and an additional 200,000 shares were deemed registered pursuant to Rule 416 as a result of a two-for-one stock split effective May 3, 2004. Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 100,000 shares authorized under the Director Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement.

      The contents of the aforementioned Registration Statements are incorporated herein by reference.

                                     PART I

      Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

      (a) Annual Report on Form 10-K for the fiscal year ended December 28, 2003 filed on March 29, 2004; and Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 28, 2003 filed on April 30, 2004;

      (b) Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2004 filed on May 19, 2004;

      (c) Current Reports on Form 8-K filed on (i) January 7, 2004; (ii) January 23, 2004; (iii) January 28, 2004; (iv) February 6, 2004; (v)
            February 12, 2004; (vi) February 23, 2004; (vii) February 25, 2004,
            (viii) March 5, 2004; (ix) March 17, 2004; (x) April 1, 2004; (xi)
            April 7, 2004; (xii) April 16, 2004; (xiii) April 19, 2004; (xiv)
            April 26, 2004; (xv) April 28, 2004; (xvi) May 4, 2004; (xvii) May
            5, 2004; (xviii) May 17, 2004; (xix) May 18, 2004; and (xx) May 19,
            2004; (xxi) June 14, 2004; and (xxii) June 15, 2004; and

      (d) The description of Common Stock included under the caption "Description of Registrant's Securities to be Registered" in its Registration Statement on Form 10, dated October 23, 1998 and incorporating by reference the description of Common Stock included under the caption "Description of Lakes Capital Stock" in the Registration Statement of Park Place Entertainment Corporation on Form S-4, dated August 14, 1998 including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

EXHIBIT                                            DESCRIPTION
-------                                            -----------
  4.1              Lakes Entertainment, Inc. 1998 Stock Option and Compensation Plan

  4.2              Lakes Entertainment, Inc. 1998 Director Stock Option Plan

  5.1              Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

 23.1              Consent of Deloitte & Touche LLP

 23.2              Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

 24.1              Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 18th day of June, 2004.

                             LAKES ENTERTAINMENT, INC.

                             By: /s/ Timothy J. Cope
                                 -----------------------------------------
                                 Timothy J. Cope
                                 President, Chief Financial Officer, Treasurer and Secretary

                                POWER OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Lyle Berman and Timothy J. Cope as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

      The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   NAME                                                TITLE                                DATE
                   ----                                                -----                                ----
/s/ Lyle Berman                                  Chairman of the Board and Chief Executive Officer     June 18, 2004
------------------------------------------       (Principal Executive Officer)
Lyle Berman

/s/ Timothy J. Cope                              President, Chief Financial Officer, Treasurer,        June 18, 2004
------------------------------------------       Secretary (Principal Financial and Accounting
Timothy J. Cope                                  Officer) and Director

/s/ Morris Goldfarb                              Director                                              June 18, 2004
------------------------------------------
Morris Goldfarb

/s/ Ronald J. Kramer                             Director                                              June 18, 2004
------------------------------------------
Ronald J. Kramer

/s/ Ray Moberg                                   Director                                              June 18, 2004
------------------------------------------
Ray Moberg

/s/ Neil I. Sell                                 Director                                              June 18, 2004
------------------------------------------
Neil I. Sell

                                INDEX TO EXHIBITS

EXHIBIT                                             DESCRIPTION
-------                                             -----------
  4.1              Lakes Entertainment, Inc. 1998 Stock Option and Compensation Plan

  4.2              Lakes Entertainment, Inc. 1998 Director Stock Option Plan

  5.1              Opinion of Maslon Edelman Borman & Brand, LLP as to the legality of the securities being registered

 23.1              Consent of Deloitte & Touche LLP

 23.2              Consent of Maslon Edelman Borman & Brand, LLP (included on Exhibit 5.1)

 24.1              Power of Attorney (included on signature page hereof)